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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                    FORM 8-K
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                Date of Report:

                                  MERCOM, INC.
             (Exact name of registrant as specified in its charter)

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             Delaware                      0-17750              38-2728175
    (State of other jurisdiction          (Commission           (IRS Employer
         of incorporation)                File no.)         Identification No.)

    105 Carnegie Center, Princeton,
            New Jersey                                           08540-6215
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code (609) 734-3737



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         (Former name or former address, if changed since last report.)


        Item 5.  Other Events.

               On June 3, 1998, Cable Michigan, Inc. ("Cable Michigan") entered into an Agreement and Plan of Merger dated as of that date (the "Agreement") among Cable Michigan, Avalon Cable of Michigan Holdings Inc. ("Avalon Holdings") and Avalon Cable of Michigan Inc. ("Avalon Sub"). Pursuant to the Agreement, and subject to the terms and conditions set forth therein, Avalon Sub will merge into Cable Michigan and the Cable Michigan will become a wholly owned subsidiary of Avalon Holdings (the "Merger"). The Company understands that ABRY Partners, Inc., a Boston-based private equity fund that invests primarily in media and communications businesses, is the principal investor in Avalon Holdings.

               As permitted by the Agreement, on June 4, 1998, Cable Michigan made a proposal to the Board of Directors of Mercom, Inc. (the "Company"), in which Cable Michigan holds a 62% interest, to acquire the outstanding shares of the Company that Cable Michigan does not already own at a price of $11.00 per share. The Company has established a special committee composed of independent directors to evaluate the proposal. There can be no assurances that any transaction will be agreed upon or that any transaction will take place.


                                   SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               Mercom, Inc.




                                               By: Mark Haverkate
                                                   --------------------------
                                                   Name:  Mark Haverkate
                                                   Title: President and Chief
                                                         Operating Officer

June 16, 1998